Re: Questions 72DD1, 72DD2, 73A1, 73A2, 74U1, 73U2,74V1 and 74V2

The Diamond Hill Funds offer Class Shares as seen within the breakout of total income distributions, NAV, income distributions per share and shares outstanding below.

Within the N-SAR, the total income dividends (72DD1 and 72DD2) and number of shares (74U1 and 74U2) presented have been combined as follows:
        72DD1-74U1  Class A,where applicable
        72DD2-74U2  Class C, Class I and Class Y Shares, where
			 applicable

The following is a class breakout of the total income distributions (000's), NAVs,income distributions per share and shares outstanding (000's) at June 30, 2014:

			Total Income  Income	    Shares
			Distributions Distribution  Outstanding
			(000s)	      per share	    (000s)       NAV

Class A Shares
Small Cap Fund	    		-	-	    17,377	35.39
Small-Mid Cap Fund		-	-	    5,660	19.06
Mid Cap Fund	        	-	- 	    57  	10.72
Large Cap Fund			-	-	    50,443 	22.75
Select Fund			-	-	    902		13.88
Long-Short Fund			-	-	    32,329	23.52
Research Opportunities Fund	-	-	    381		24.02
Financial Long-Short Fund	-	-	    688		18.78
Strategic Income Fund    	1,032	0.2520	    4,058	11.24

Class C Shares
Small Cap Fund	    		-	-	    1,608	32.01
Small-Mid Cap Fund		-	-	    1,293 	17.99
Mid Cap Fund	        	-	-	    2   	10.69
Large Cap Fund			-	-	    3,316	21.81
Select Fund			-	-	    565		13.47
Long-Short Fund			-	-	    6,989	21.74
Research Opportunities Fund	-	-	    25		23.58
Financial Long-Short Fund	-	-	    124		17.56
Strategic Income Fund    	500	0.2120	    2,365	11.22

Class I Shares
Small Cap Fund	    		-	-	    16,518	35.85
Small-Mid Cap Fund		-	-	    11,086      19.23
Mid Cap Fund		        -	-	    118         10.74
Large Cap Fund			-	-	    64,983	22.88
Select Fund			-	-	    2,786	13.87
Long-Short Fund			-	-	    101,722     23.83
Research Opportunities Fund	-	-	    1,900	24.13
Financial Long-Short Fund	-	-	    665         18.78
Strategic Income Fund    	2,924	0.2650	    11,544 	11.21

Class Y Shares
Small Cap Fund	    		-	-	    4,269	35.87
Small-Mid Cap Fund		-	-	    7,103	19.25
Mid Cap Fund			-	-	    1,020	10.75
Large Cap Fund			-	-	    12,657      22.90
Select Fund			-	-	    644		13.89
Long-Short Fund			-	-	    10,368	23.85
Research Opportunities Fund	-	-	    707		24.17
Financial Long-Short Fund	-	-	    -		-
Strategic Income Fund    	319	0.2750	    1,349	11.21